SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Managers Trust II

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 25, 2005

AT 10:00 A.M.

To Shareholders of Renaissance Large-Cap Equity Fund (formerly Managers Large-Cap Fund):

On August 25, 2005, Managers Trust II (the “Trust”) will hold a special meeting of the shareholders of Renaissance Large-Cap Equity Fund (formerly Managers Large-Cap Fund (the “Fund”) at the offices of The Managers Investment Group LLC (the “Manager”), 800 Connecticut Avenue, Norwalk, Connecticut 06854. The special meeting will begin at 10:00 a.m.

The meeting will be held to consider a proposal to approve a subadvisory agreement between the Manager and The Renaissance Group LLC with respect to the Fund. The meeting may also consider any other business as may be properly presented before it.

Only those shareholders that owned shares in the Fund at the close of business on July 14, 2005 can vote at this meeting or any adjournments that may take place.

By Order of the Board of Trustees,

/s/ Christine C. Carsman
Secretary

Norwalk, Connecticut

August 5, 2005

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) IN THE POSTAGE PAID ENVELOPE OR BY FAX.

INSTRUCTIONS FOR EXECUTING PROXY CARD

The following general rules for signing proxy cards may be of assistance to you and may help to avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

1.	Individual Accounts: Sign your name exactly as it appears on the proxy card.

2.	Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown on the proxy card.

3.	All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the name of the proxy card. For example:

Registration	Valid Signature
Corporate Accounts
(1) ABC Corp.	(1) ABC Corp. John Doe, Treasurer

(2) ABC Corp. c/o John Doe, Treasurer	(2) John Doe, Treasurer

(3) ABC Corp. Profit Sharing Plan	(3) John Doe, Trustee

Trust Accounts
(1) ABC Trust	(1) Jane Doe, Trustee

(2) Jane Doe, Trustee u/t/d 12/28/78	(2) Jane Doe

Custodial Accounts
(1) John Smith, Custodian f/b/o John Smith, Jr. UGMA	(1) John Smith

(2) John Smith, Jr.	(2) John Smith, Jr., Executor

Renaissance Large-Cap Equity Fund

(formerly Managers Large-Cap Fund)

800 Connecticut Avenue

Norwalk, Connecticut 06854

800-835-3879

www.managersinvest.com

PROXY STATEMENT

FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 25, 2005

Introduction

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Trustees”) of Managers Trust II (the “Trust”) for use at a special meeting and any adjournment (the “Meeting”) of the shareholders of Renaissance Large-Cap Equity Fund (formerly Managers Large-Cap Fund) (the “Fund”) to be held at the offices of Managers Investment Group LLC (the “Manager”), 800 Connecticut Avenue, Norwalk Connecticut, on August 25, 2005 at 10:00 a.m., Eastern Time.

The Trust is comprised of seven mutual funds, but only Renaissance Large-Cap Equity Fund is the subject of this proxy statement. The Fund is a separate series of the Trust. The Trust is a registered management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and is organized as a Massachusetts business trust. The Manager is an indirect subsidiary of Affiliated Managers Group, Inc. (“AMG”), which is located at 600 Hale Street, Prides Crossing, MA 01965. The Manager serves as investment manager of the Fund and is responsible for the Fund’s overall administration. Managers Distributors, Inc., a wholly-owned subsidiary of the Manager, serves as the Fund’s distributor.

The principal executive offices of the Trust are located at 800 Connecticut Avenue, Norwalk, Connecticut 06854. The enclosed proxy and this proxy statement are being sent to shareholders on or about August 5, 2005.

At the meeting of shareholders you will be asked to approve a subadvisory agreement between the Manager and The Renaissance Group LLC (“Renaissance”) with respect to the Fund. The Manager selected Renaissance to replace Chicago Equity Partners, LLC as subadvisor to the Fund, and Renaissance currently serves as a subadvisor pursuant to an interim subadvisory agreement approved by the Trustees on March 4, 2005. Because Renaissance is an affiliated person of the Manager, shareholders are being asked to approve the subadvisory agreement between the Manager and Renaissance (the “Renaissance Agreement”) so that Renaissance can continue to serve as the subadvisor to the Fund. Shareholders of the Fund may also be asked to consider any other business that may be properly presented before the Meeting.

All properly executed proxy cards received prior to the Meeting will be voted at the Meeting in accordance with the marked instructions. Unless instructions are marked to the contrary, shares represented by the proxies will be voted FOR the proposal. A shareholder may revoke his or her proxy card(s) at any time prior to the Meeting by (i) sending written notice of revocation to the Secretary of the Trust, (ii) executing and returning a subsequent proxy, (iii) submitting a subsequent telephone vote or (iv) submitting a subsequent internet vote. A shareholder may also revoke his or her proxy card by being present and voting in person at the Meeting and giving oral notice of revocation to the Chairman of the Meeting. The persons designated as proxies, in their discretion, may vote upon such other matters as may properly come before the Meeting. The Board is not currently aware of any other matters to come before the Meeting.

Holders of record of the shares of the Fund at the close of business on July 14, 2005, 2005 (the “Record Date”), as to any matter on which they are entitled to vote, will be entitled to one vote per share and a fractional vote on each fractional share on all business presented at the Meeting.

The Fund had 425,556 shares of beneficial interest outstanding with a net asset value of $2,919,216 as of the Record Date.

Under the By-Laws of the Trust, when any share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such share and bind all others, but if more than one of them is present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, the proxy will not be voted as to that item of business.

A quorum of shareholders must be present or represented by proxy at the Meeting to transact business. For these purposes, a quorum is a majority of the shares of the Fund outstanding on the Record Date. In the event that the necessary quorum to transact business is not obtained at the Meeting, the individuals named as proxies may propose one or more adjournments of the Meeting in accordance with the applicable law to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present (by value) in person or represented by proxy at the Meeting.

The proposal requires the affirmative vote of the lesser of (i) 67% of the shares of the Fund present in person at the Meeting or represented by proxy, if holders of more than 50% of the shares outstanding on the record date are present, in person or by proxy, or (ii) more than 50% of the outstanding shares of the Fund on the record date.

Abstentions and broker non-votes (i.e., proxies sent in by brokers and other nominees which cannot be voted on the proposal because the beneficial owners have not given instructions) will be treated as shares present at the Meeting that have not voted. For this reason and because of the nature of the vote required to approval the proposal, both have the practical effect of a vote against the proposal.

Shareholders can vote by marking the enclosed proxy card(s) and returning the card(s) in the postage-paid envelope. Shareholders can also vote by faxing their proxy card(s) to the Trust at (203) 299-3580 or by calling (800) 835-3879. Any shareholder who has given a proxy has the right to revoke the proxy any time prior to its exercise:

•	By written notice of the proxy’s revocation to the Secretary of the Trust at the above address prior to the Meeting;

•	By the subsequent execution and return of another proxy prior to the Meeting;

•	By being present and voting in person at the Meeting and giving oral notice of revocation to the Chairman of the Meeting.

PROPOSAL: To Consider the Approval of a

Subadvisory Agreement Between the Manager

and The Renaissance Group LLC (“Renaissance”) with respect to the Fund

At the Meeting, shareholders of the Fund will be asked to approve a subadvisory agreement between the Manager and Renaissance with respect to the Fund (the “Renaissance Agreement”). The Manager selected Renaissance to replace Chicago Equity Partners, LLC (“CEP”) as subadvisor to the Fund. Renaissance currently serves as the Fund’s subadvisor pursuant to an interim agreement approved by the Trustees (the “Interim Agreement”), as permitted by Rule 15a-4 under the 1940 Act. Since Renaissance is a majority-owned subsidiary of Affiliated Managers Group (“AMG”), which owns substantially all interests in the Manager, shareholders must approve the Renaissance Agreement before the expiration of the Interim Agreement, which is no later than September 1, 2005. A form of the Renaissance Agreement is attached as Exhibit A hereto.

The Fund’s Manager-of-Managers Structure

The Manager serves as the investment manager to the Fund and is responsible for the Fund’s overall administration. It selects and recommends, subject to the review and approval of the Board of Trustees, one or more subadivisors to manage the Fund’s investment portfolio. The Manager also reviews and monitors subadvisor performance on an ongoing basis and recommends subadvisor changes to the Trustees as appropriate. The SEC has granted the Trust exemptive relief that permits it to change subadvisors without prior shareholder approval subject to shareholder notification within 90 days of any such change, provided that the subadvisor and Manager do not have certain affiliations. Because AMG is their common parent (as discussed above), Renaissance and the Manager are affiliated in a manner that precludes reliance on the Trust’s exemptive relief. For this reason, shareholders of the Fund must approve the subadvisory agreement between the Manager and Renaissance if Renaissance is to continue to serve as the Fund’s subadvisor after the expiration of the Interim Agreement.

The Manager’s recommendation to replace CEP with Renaissance was made in the ordinary course of the Manager’s on-going evaluation of subadvisor performance. The Manager’s recommendation to hire Renaissance was made after a search process involving extensive research of numerous candidate firms and qualitative and quantitative analysis of each candidate’s organization, structure, investment process and style, and long-term performance record. On the basis of its search, the Manager determined that Renaissance was the most suitable candidate of the firms considered, and recommended to the Board of Trustees that Renaissance replace CEP as the Fund’s Subadvisor.

The Subadvisory Agreement

Renaissance serves as the Fund’s sole subadvisor pursuant to the Interim Agreement. Prior to April 1, 2005, Chicago Equity Partners, LLC served as the Fund’s sole subadvisor. At a meeting of the Board of Trustees held on March 4, 2005, the Trustees, including a majority of the Trustees who are not “interested persons” of the Trust (as that term is defined in the Investment Company Act of 1940, as amended) (the “Independent Trustees”), reviewed and unanimously approved the Manager’s recommendation to terminate the subadvisory agreement with CEP (the “CEP Agreement”) effective April 1, 2005, to approve the Interim Agreement effective April 1, 2005, to approve the Renaissance Agreement and recommend that Fund shareholders approve the Renaissance Agreement. The terms and conditions of the Interim Agreement and Renaissance Agreement are substantially the same as those of the agreement with CEP, except as to the identify of the subadvisor and in the case of the Interim Agreement, the term of the agreement. Under the Interim Agreement, Fund shareholders must approve the Renaissance Agreement before September 1, 2005 in order for Renaissance to serve as the Fund’s Subadvisor beyond that date.

Under the Management Agreement, the Fund pays the Manager a fee equal to 0.90% of the Fund’s average daily net assets, the same fee rate payable by the Manager to Renaissance under the Interim and Renaissance Agreements.

For the fiscal year ended December 31, 2004, the Fund paid the Manager $26,747, and the Manager paid total subadvisory fees of $11,472 to CEP. If the Renaissance Agreement had been in effect for fiscal 2004, the total management fee payable by the Fund to the Manager would have been the same. If the Renaissance Agreement had been in effect for the same period, the total subadvisory fee payable by the Manager to Renaissance under the terms of the Renaissance Agreement would have been the same.

Apart from the identity of the subadvisor, and the effective date, the Renaissance Agreement is substantially similar to the CEP Agreement. A copy of the Renaissance Agreement is attached as Exhibit A hereto.

Information About Renaissance

The following is a description of Renaissance, which is based on information it has provided.

Renaissance, a registered investment adviser located at 625 Eden Park Drive, Suite 1200, Cincinnati, OH, was formed in 1978 and is organized as a limited liability company. As of

December 31, 2004, Renaissance had approximately $908 million in assets under management. Renaissance is a majority-owned subsidiary of AMG, a publicly-traded Delaware corporation which acquires majority interests in investment management firms, including the Manager. AMG is located at 600 Hale Street, Prides Crossing, Massachusetts 01965.

The name and principal occupation of the principal executive officers of Renaissance are set forth below. The address of each is that of Renaissance.

Name	Position
Michael E. Schroer	CFA, Managing Partner and Chief Investment Officer
Paul A. Radomski	CPA, CFA and Managing Partner
Joe G. Bruening	CFA and Partner

Renaissance acts as an investment advisor to other mutual funds whose investment objectives are similar to the Funds, as shown in the table below.

Name of Fund	Size of Fund (12/31/04)	Fee
Atlas Strategic Growth Fund	$84.3 million	0.70%

Portfolio Managers

The Fund is currently managed by a team of three Portfolio Managers, Michael E. Schroer, Paul A. Radomski and Joe G. Bruening, with an average of 19 years industry experience. Mr. Schroer, CFA, Managing Partner and Chief Investment Officer, has been employed by Renaissance since 1984. Mr. Radomski, CPA, CFA and Managing Partner, has been with Renaissance since 1987. Mr. Bruening, CFA and Partner, has been with the firm since 1998. If shareholders approve the appointment of Renaissance as Subadvisor to the Fund, it is expected that the Fund will continue to be managed by their team of three portfolio managers.

The Trustees’ Consideration of the Renaissance Agreement and Recommendation

On March 4, 2005, the Board of Trustees, including all of the Trustees that are not “interested persons” of the Trust, as defined under the 1940 Act (the “Independent Trustees”), unanimously voted to approve the Renaissance Agreement and to present the Renaissance Agreement for stockholder approval at a special meeting to be held for such purpose. The Independent Trustees were separately represented by independent counsel in connection with their consideration of the approval of the Renaissance Agreement.

The Trustees reviewed and considered a variety of materials relating to the Fund, the Manager and Renaissance, including comparative performance information for similarly managed funds, mutual fund and non-mutual fund accounts managed by Renaissance and relevant benchmark indices; the nature, extent and quality of services to be provided by Renaissance under the Interim and Renaissance Agreements; and information regarding the investment strategies and portfolio management team of Renaissance. In addition, the Trustees considered certain information received in connection with, and their deliberations with respect to, their May 2004 renewal of the Management Agreement and the subadvisory agreement between the Manager and CEP with respect to the Fund.

In considering the nature of services to be provided by Renaissance under the Renaissance Agreement, the Trustees reviewed information provided by Renaissance relating to its operations and personnel. Among other things, in discussing the qualifications and experience of Renaissance’s portfolio management team, the Trustees reviewed biographical information for the portfolio managers and other professional staff at Renaissance, as well as information regarding the organizational and management structure of the firm. In the course of their deliberations, the Trustees noted the substantial investment experience of the portfolio managers responsible for the management of the Fund’s assets, as noted above under the heading “Portfolio Managers”. The Trustees also took into account the financial condition and structure of Renaissance with respect to its ability to provide the services required under the Renaissance Agreement. The Trustees also evaluated Renaissance’s brokerage policies and practices, and Renaissance’s compliance programs, including those related to personal investing.

In considering the cost of services to be provided by Renaissance under the Renaissance Agreement and the profitability to Renaissance of its relationship with the Fund, the Trustees noted the current and anticipated levels of the Fund’s assets and the undertaking by the Manager to maintain an expense limitation for the Fund. The Trustees also noted that the fees under the Renaissance Agreement are paid by the Manager out of the advisory fees received by the Manager. As a consequence, the cost of services to be provided by Renaissance and the profitability to Renaissance of its relationship with the Fund were not material factors in the Trustees’ deliberations. For similar reasons the Trustees did not consider the potential economies of scale in Renaissance’s management of the Fund to be material factors in their considerations at this time.

After consideration of the foregoing factors, the Trustees reached the following conclusions regarding the Renaissance Agreement, among others: (a) Renaissance is qualified to manage the Fund’s assets in accordance with the Fund’s investment objective and policies; (b) Renaissance maintains appropriate compliance programs; (c) the investment strategies and techniques that Renaissance would employ in managing the Fund’s assets (its “Investment Strategies”) are appropriate for pursuing the Fund’s investment objective; (d) Renaissance is likely to execute its Investment Strategies consistently over time; and (e) the Fund’s advisory fees are reasonable in relation to those of similar funds and to the services to be provided by the Manager and Renaissance.

Based on the foregoing, the Trustees, including a majority of the Independent Trustees, concluded that the approval of the Renaissance Agreement would be in the interests of the Fund and its shareholders.

THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL.

ADDITIONAL INFORMATION

Solicitation of Proxies

Representatives of the Manager may solicit proxies by telephone, letter or personally and will receive no additional compensation for these services. The Trust may also use one or more proxy solicitation firms to assist with the mailing and tabulation effort and any special personal solicitation of proxies. Banks, brokers, fiduciaries and nominees will, upon request, be reimbursed by the Fund for their reasonable expenses in sending proxy material to beneficial owners of shares of the Fund. The cost of the solicitation of proxies will be borne by the Manager. The cost of preparing, printing and mailing the enclosed proxy card and proxy statement and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, telephone or facsimile will be paid by the Fund, except that to the extent such costs exceed the cost of preparing and mailing an information statement with respect to a new subadvisory agreement with an unaffiliated Subadvisor, the excess costs will be borne by the Manager.

As the Meeting date approaches, shareholders who have not voted their proxy may receive a telephone call asking them to vote. In all cases where a telephonic proxy is solicited, shareholders will be asked to give their full name, social security number or employer identification number, address, title (if applicable) and the number of shares owned, and to confirm that they have received the proxy materials in the mail.

If a shareholder wishes to participate in the Meeting, and does not wish to authorize the execution of a proxy by telephone, mail or internet, the shareholder may vote at the Meeting in person.

If you require additional information regarding the proxy or replacement proxy cards, please call Managers toll free at (800) 835-3879. Any proxy given by a shareholder, whether in writing or by telephone, is revocable until voted at the Meeting.

Financial Information

The Fund’s most recent Annual Reports and Semi-Annual Reports are available upon request, without charge, by writing to Managers, 800 Connecticut Avenue, Norwalk, Connecticut 06854, or by calling (800) 835-3879, or on our website at www.managersinvest.com.

Principal Holders and Management Ownership

Exhibit B contains information about the record or beneficial ownership by management and shareholders of five percent (5%) or more of the Fund’s outstanding shares, as of the record date.

Shareholder Proposals

The Trust does not hold regularly scheduled meetings of the shareholders of the Fund. Any shareholder desiring to present a proposal for inclusion at the meeting of shareholders next following this meeting should submit such proposal to the Trust at a reasonable time before the solicitation is made.

Other Matters to Come Before the Meeting

The Board of Trustees knows of no business other than that specifically mentioned in the Notice of Special Meeting of Shareholders that will be presented or considered at the Meeting. If any other matters are properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

THE TRUSTEES RECOMMEND APPROVAL OF THE PROPOSAL. ANY UNMARKED PROXIES WITHOUT INSTRUCTIONS TO THE CONTRARY WILL BE VOTED IN FAVOR OF APPROVAL OF THE PROPOSAL.

August 5, 2005

By Order of the Trustees,

/s/ Christine C. Carsman Secretary

EXHIBIT A

FORM OF SUBADVISORY AGREEMENT

Attention:

Re: Subadvisory Agreement

The Renaissance Large-Cap Equity Fund (the “Fund”) is a series of a Massachusetts business trust (the “Trust”) that is registered as an investment company under the Investment Company Act of 1940, as amended, (the “Act”), and subject to the rules and regulations promulgated thereunder.

Managers Investment Group LLC (the “Manager”) acts as the manager and administrator of the Trust pursuant to the terms of a Management Agreement with the Trust. The Manager is responsible for the day-to-day management and administration of the Fund and the coordination of investment of the Fund’s assets. However, pursuant to the terms of the Management Agreement, specific portfolio purchases and sales for the Fund’s investment portfolios or a portion thereof, are to be made by advisory organizations recommended by the Manager and approved by the Trustees of the Trust.

1. Appointment as a Subadvisor. The Manager, being duly authorized, hereby appoints and employs The Renaissance Group LLC (“Subadvisor”) as a discretionary asset manager, on the terms and conditions set forth herein, of those assets of the Fund which the Manager determines to allocate to the Subadvisor (those assets being referred to as the “Fund Account”). The Manager may, from time to time, with the consent of the Subadvisor, make additions to the Fund Account and may, from time to time, make withdrawals of any or all of the assets in the Fund Account.

2. Portfolio Management Duties.

(a) Subject to the supervision of the Manager and of the Trustees of the Trust, the Subadvisor shall manage the composition of the Fund Account, including the purchase, retention and disposition thereof, in accordance with the Fund’s investment objectives, policies and restrictions as stated in the Fund’s Prospectus and Statement of Additional Information (such Prospectus and Statement of Additional Information for the Fund as currently in effect and as amended or supplemented in writing from time to time, being herein called the “Prospectus”). The Subadvisor shall exercise voting authority with respect to proxies that the Fund is entitled to vote by virtue of the ownership of assets attributable to that portion of the Fund for which the Subadvisor has investment management responsibility, provided that such authority may be revoked in whole or in part by the Manager at any time upon notice to the Subadvisor and provided further that the exercise of such authority shall be subject to review by the Manager and the Trustees of the Trust. The Subadvisor shall exercise its proxy voting authority hereunder in accordance with such proxy voting policies and procedures as the Manager or the Trust may designate from time to time. The Subadvisor shall provide such information relating to its exercise of proxy voting authority hereunder (including the manner in which it has voted proxies and its resolution of conflicts of interest) as reasonably requested by the Manager from time to time.

(b) The Subadvisor shall maintain such books and records pursuant to Rule 31a-1 under the Act and Rule 204-2 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), with respect to the Fund Account as shall be specified by the Manager from time to time, and shall maintain such books and records for the periods specified in the rules under the Act or the Advisers Act. In accordance with Rule 31a-3 under the Act, the Subadvisor agrees that all records under the Act shall be the property of the Trust.

(c) The Subadvisor shall provide the Trust’s Custodian, and the Manager on each business day with information relating to all transactions concerning the Fund Account. In addition, the Subadvisor shall be responsive to requests from the Manager or the Trust’s Custodian for assistance in obtaining price sources for securities held in the Fund Account, as well as for periodically reviewing the prices of the securities assigned by the Manager or the Trust’s Custodian for reasonableness and advising the Manager should any such prices appear to be incorrect.

(d) The Subadvisor agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Advisers Act and other applicable federal and state regulations, and review information provided by the Manager to assist the Manager in its compliance review program.

(e) The Subadvisor agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

3. Allocation of Brokerage. The Subadvisor shall have authority and discretion to select brokers, dealers and futures commission merchants to execute portfolio transactions initiated by the Subadvisor, and for the selection of the markets on or in which the transactions will be executed.

(a) In doing so, the Subadvisor’s primary responsibility shall be to obtain the best net price and execution for the Fund. However, this responsibility shall not be deemed to obligate the Subadvisor to solicit competitive bids for each transaction, and the Subadvisor shall have no obligation to seek the lowest available commission cost to the Fund, so long as the Subadvisor determines that the broker, dealer or futures commission merchant is able to obtain the best net price and execution for the particular transaction taking into account all factors the Subadvisor deems relevant, including, but not limited to, the breadth of the market in the security or commodity, the price, the financial condition and execution capability of the broker, dealer or futures commission merchant and the reasonableness of any commission for the specific transaction and on a continuing basis. The Subadvisor may consider the brokerage and research services (as defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) made available by the broker to the Subadvisor viewed in terms of either that particular transaction or of the Subadvisor’s overall responsibilities with respect to its clients, including the Fund, as to which the Subadvisor exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

(b) The Manager shall have the right to request that specified transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Manager and the Subadvisor, shall be executed by brokers and dealers that provide brokerage or research services to the Fund or the Manager, or as to which an on-going relationship will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct benefit to the Fund Account, so long as (i) the Manager determines that the broker or dealer is able to obtain the best net price and execution on a particular transaction and (ii) the Manager determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to the Fund or to the Manager for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Fund Account may not be the direct or exclusive beneficiary of any such service or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

(c) The Subadvisor agrees that it will not execute any portfolio transactions with a broker, dealer or futures commission merchant which is an “affiliated person” (as defined in the Act) of the Trust or of the Manager or of any Subadvisor for the Trust except in accordance with procedures adopted by the Trustees. The Manager agrees that it will provide the Subadvisor with a list of brokers and dealers which are “affiliated persons” of the Trust, the Manager or the Trust’s Subadvisors.

4. Information Provided to the Manager and the Trust and to the Subadvisor

(a) The Subadvisor agrees that it will make available to the Manager and the Trust promptly upon their request copies of all of its investment records and ledgers with respect to the Fund Account to assist the Manager and the Trust in monitoring compliance with the Act, the Advisers Act, and other applicable laws. The Subadvisor will furnish the Trust’s Board of Trustees with such periodic and special reports with respect to the Fund Account as the Manager or the Board of Trustees may reasonably request.

(b) The Subadvisor agrees that it will notify the Manager and the Trust in the event that the Subadvisor or any of its affiliates: (i) becomes subject to a statutory disqualification that prevents the Subadvisor from serving as investment adviser pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. Notification of an event within (i) shall be given immediately; notification of an event within (ii) shall be given promptly. The Subadvisor has provided the information about itself set forth in the Registration Statement and has reviewed the description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct in all material respects and contain no material misstatement or omission, and it further agrees to notify the Manager immediately of any fact known to the Subadvisor respecting or relating to the Subadvisor that causes any statement in the Prospectus to become untrue or misleading in any material respect or that causes the Prospectus to omit to state a material fact.

(c) The Subadvisor represents that it is an investment adviser registered under the Advisers Act and other applicable laws and that the statements contained in the

Subadvisor’s registration under the Advisers Act on Form ADV as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Subadvisor agrees to maintain the completeness and accuracy in all material respects of its registration on Form ADV in accordance with all legal requirements relating to that Form. The Subadvisor acknowledges that it is an “investment adviser” to the Fund within the meaning of the Act and the Advisers Act.

5. Compensation. The compensation of the Subadvisor for its services under this Agreement shall be calculated and paid by the Manager in accordance with the attached Schedule A. Pursuant to the provisions of the Management Agreement between the Trust and the Manager, the Manager is solely responsible for the payment of fees to the Subadvisor, and the Subadvisor agrees to seek payment of its fees solely from the Manager and not from the Trust or the Fund.

6. Other Investment Activities of the Subadvisor. The Manager acknowledges that the Subadvisor or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities (“Affiliated Accounts”). The Manager agrees that the Subadvisor or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund Account, provided that the Subadvisor acts in good faith and provided further, that it is the Subadvisor’s policy to allocate, within its reasonable discretion, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Manager acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which involve the Fund Account or otherwise. The Subadvisor shall have no obligation to acquire for the Fund Account a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund Account or otherwise.

7. Standard of Care. The Subadvisor shall exercise its best judgment in rendering the services provided by it under this Agreement. The Subadvisor shall not be liable for any act or omission, error of judgment or mistake of law or for any loss suffered by the Manager or the Trust in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Subadvisor against any liability to the Manager or the Trust or to holders of the Trust’s shares representing interests in the Fund to which the Subadvisor would otherwise be subject by reason of willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Subadvisor’s reckless disregard of its obligations and duties under this Agreement.

8. Assignment. This Agreement shall terminate automatically in the event of its assignment (as defined in the Act and in the rules adopted under the Act). The Subadvisor shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment under the Act will occur, and to take the steps necessary to enter into a new contract with the Subadvisor or such other steps as the Board of Trustees may deem appropriate.

9. Amendment. This Agreement may be amended at any time, but only by written agreement between the Subadvisor and the Manager, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the Act.

10. Effective Date; Term. This Agreement shall become effective on April 1, 2005 and shall continue in effect until July 1, 2006. Thereafter, the Agreement shall continue in effect only so long as its continuance has been specifically approved at least annually by the Trustees, or the shareholders of the Fund in the manner required by the Act. The aforesaid requirement shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

11. Termination. This Agreement may be terminated by (i) the Manager at anytime without penalty, upon notice to the Subadvisor and the Trust, (ii) at any time without penalty by the Trust or by vote of a majority of the outstanding voting securities of the Fund (as defined in the Act) on notice to the Subadvisor or (iii) by the Subadvisor at any time without penalty, upon thirty (30) days’ written notice to the Manager and the Trust.

12. Interim Contract Provisions. Notwithstanding any other provision of this Agreement:

(a) Prior to this Agreement being approved by a vote of a majority of the Fund’s outstanding voting securities in accordance with the 1940 Act: (i) in no event shall compensation paid to the Sub-Advisor with respect to the Fund hereunder exceed the amount permitted by Rule 15a-4 under the 1940 Act; and (ii) all fees payable to the Sub-Advisor with respect to the Fund hereunder shall be held in an interest-bearing escrow account with the Fund’s custodian or a bank (the “Escrow Account”). Funds held in the Escrow Account, including interest earned, shall be paid to the Sub-Advisor promptly after approval of this Agreement by the vote of a majority of the Fund’s outstanding voting securities in accordance with the 1940 Act, provided that such approval is obtained no later than 150 days after the date of this Agreement.

(b) If this Agreement is not approved by a vote of a majority of the Fund’s outstanding voting securities within the time period stated above in (a), (i) this Agreement shall immediately terminate; and (ii) the Sub-Advisor shall receive from the Escrow Account the lesser of: (a) the sum of the amount of any costs incurred by the Sub-Advisor in performing its duties with respect to the Fund under this Agreement prior to such termination plus any interest earned on that amount, and (b) the sum of the amount deposited in the Escrow Account plus any interest earned on that amount.

13. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby but shall continue in full force and effect.

14. Applicable Law. The provisions of this Agreement shall be construed in a manner consistent with the requirements of the Act and the rules and regulations thereunder. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed, and enforced according to the laws of the State of Connecticut.

MANAGERS INVESTMENT GROUP LLC

BY:	/s/ Peter M. Lebovitz
Peter M. Lebovitz
Managing Partner

DATE:	March 31, 2005

Accepted:

THE RENAISSANCE GROUP LLC

BY:	/s/ Paul A. Radonski
TITLE:	Managing Partner

DATE:	March 31, 2005

Acknowledged: MANAGERS TRUST I

BY:	/s/ Peter M. Lebovitz
Peter M. Lebovitz
President

DATE:	March 31, 2005

SCHEDULES: A. Fee Schedule.

SCHEDULE A

SUBADVISOR FEE

The Renaissance Group LLC

For services provided to the Fund Account, Managers Investment Group LLC will pay the Subadvisor a base quarterly fee for each calendar quarter at an annual rate of 0.30% of the average daily net assets in the Fund account during the quarter. Average assets shall be determined using the average daily net assets in the Fund account during the quarter. The fee shall be pro-rated for any calendar quarter during which the contract is in effect for only a portion of the quarter.

Exhibit B

Principal Holders and Management Ownership

Principal Holders of Securities

As of July 14, 2005, the following persons or entities owned of record more than 5% of the outstanding shares of the Fund.

Name and Address	No. Shares	Percentage
MLPF & S1 Jacksonville FL	306,220	72%

[1]	This shareholder is an omnibus processing organization that holds Fund shares on behalf of its customers.

The Trust did not know of any person who, as of July 14, 2005, beneficially owned more than 5% or more of the outstanding shares of the Fund.

Management Ownership

As of July 14, 2005, all management personnel (i.e., Trustees and Officers) as a group owned beneficially less than 1% of the outstanding shares of the Fund.

To vote by Mail

1)	Read the Proxy Statement.
2)	Check the appropriate boxes on the proxy card below.

PROXY TABULATOR

3) Sign and date the proxy card.

PO BOX 9112

4) Return the proxy card in the envelope provided.

FARMINGDALE, NY 11735

To vote by Fax

1)	Read the Proxy Statement.
2)	Check the appropriate boxes on the proxy card below.
3)	Sign and date the proxy card.

4) Fax the proxy card to us at (203) 299-3580.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: MNRNS1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RENAISSANCE LARGE-CAP EQUITY FUND

The Board of Trustees recommends a vote FOR the Proposal

Vote on Proposal For Against Abstain

1. Approving a Subadvisory Agreement between Managers Investment Group LLC and Renaissance Group LLC. 000 In their discretion, on such other matters as may properly come before the meeting and any adjournment thereof.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporation name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

800 Connecticut Avenue Norwalk, CT 06854

RENAISSANCE LARGE-CAP EQUITY FUND THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Bruce M. Aronow and Donald S. Rumery, as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of Renaissance Large-Cap Equity Fund, a series of Managers Trust II, standing in the name of the undersigned with all powers which the undersigned would possess if present at the Special Meeting of Shareholders to be held August 25, 2005 at 10:00 a.m. or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE SHARES REPRESENTED BY THIS PROXY FOR THE PROPOSAL LISTED ON THE REVERSE SIDE AND WILL VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THIS MEETING. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.